Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-129556) pertaining to the 2005 Equity Incentive Award Plan, 2002 Equity Incentive Plan, and 2000 Stock Incentive Plan of Cbeyond, Inc.;
(2) Registration Statement (Form S-8 No. 333-142562) pertaining to the 2005 Equity Incentive Award Plan of Cbeyond, Inc.;
(3) Registration Statement (Form S-8 No. 333-150938) pertaining to the 2005 Equity Incentive Award Plan of Cbeyond, Inc.;
(4) Registration Statement (Form S-8 No. 333-170372) pertaining to the 2005 Equity Incentive Award Plan of Cbeyond, Inc.; and
(5) Registration Statement (Form S-8 No. 333-172737) pertaining to the 2005 Equity Incentive Award Plan of Cbeyond, Inc.
of our reports dated March 17, 2014, with respect to the consolidated financial statements of Cbeyond, Inc. and Subsidiary and the effectiveness of internal control over financial reporting of Cbeyond, Inc. and Subsidiary included in this Annual Report (Form 10-K) for the year ended December 31, 2013.
/s/ Ernst & Young LLP
Atlanta, Georgia
March 17, 2014